AVAYA HOLDINGS CORP.
AMENDED AND RESTATED
2007 EQUITY INCENTIVE PLAN
Restricted Stock Unit Award Agreement

Avaya Holdings Corp.
c/o Avaya Inc.
4655 Great America Parkway
Santa Clara, CA 95054

Attn:    Senior Vice President, Human Resources
Ladies and Gentlemen:
The undersigned (i) acknowledges that the undersigned has received an award (the “Award”) of restricted stock units (the “Units”) governed by the terms of the Avaya Holdings Corp. Amended and Restated 2007 Equity Incentive Plan (the “Plan”), subject to the terms set forth below and on Appendix I and in the Plan, which is incorporated herein by reference; and (ii) agrees with Avaya Holdings Corp. (the “Company”) as follows:

1.
Preliminary Matters. Not later than upon the execution of this Agreement and effective as of the date hereof, the undersigned has executed and become a party to the Management Stockholders' Agreement, dated October 26, 2007 by and among the Company and certain stockholders of the Company (the “Stockholders' Agreement”).

2.	Effective Date. Subject to the undersigned's execution of the documents referenced in Section 1 above, the grant date for the Award is as set forth in the table above (the “Grant Date”).

3.
Shares Subject to Award. The Award consists of the right to receive, on the terms set forth herein and in the Plan and except as otherwise provided in Section 5 below, one share (a “Share”) of common stock, par value $.001 per share, of the Company (“Stock”) with respect to each Unit forming part of the Award. Subject to adjustment pursuant to Section 7 of the Plan, the Award covers the number of RSU units as set forth in the table above.

4.	Meaning of Certain Terms. Except as otherwise expressly provided, all terms used herein shall have the same meaning as in the Plan.

5.	Delivery of Shares.

a.
Vesting. The Award shall vest and become non-forfeitable monthly on the last day of each month for twelve consecutive months beginning July 31, 2013; provided, however, that vesting for any Units awarded shall accelerate upon the earlier occurrence of one of the events described in Section 5.b.i or ii below. In the event the undersigned ceases to be employed by Avaya Inc., then any Units that are unvested as of the date of termination of employment shall be forfeited and cancelled, except that in the event of an involuntary termination of employment other than for Cause, monthly vesting credit will be given for the month in which the termination becomes effective.

a.	Distribution. With respect to each vested Unit and subject to adjustment pursuant to Section 7 of the Plan, the Company shall deliver one Share on, or within thirty (30) days before or after, the earliest of (i) an event that is both a “change in control event” (as defined in Treas. Reg. § 1.409A-3(i)(5)(i)) and a “change in control” in which the Company or its business is acquired that also constitutes a Transfer by the Majority Stockholders of Control of Parent (each such capitalized term as defined in the Management Stockholders' Agreement) (such event, a “Change in Control”), (ii) the undersigned's death or Disability, (iii), the date of the undersigned's termination of employment or (iv) five (5) years from the Grant Date (the “Five Year Date”.)

6.
Effect of Covered Transaction. In the event a Covered Transaction that is not a Change in Control occurs prior to the Five Year Date, the Units, unless previously paid pursuant to Section 5 above, and unless assumed in the transaction, shall automatically be converted into the right to receive from the surviving or acquiring entity (or, if so arranged by the Administrator, from an affiliate thereof), on the same payment schedule as is specified in Section 5 above and otherwise subject to the terms and conditions of this Award, cash (or, in the Administrator's discretion, securities or other property, including Stock) on a basis that in the Administrator's judgment as closely as possible under the circumstances, and on a basis that complies with the requirements of Section 409A, effectuates the intent of the Award, adjusted in such manner as the Administrator shall have prescribed prior to the Covered Transaction for notional interest or other notional investment experience for the period between the Covered Transaction and payment.

7.
Dividends, etc. If while the undersigned still holds the Award and prior to delivery of any Shares under the Award, the Company makes a dividend or other distribution with respect to the Stock, the undersigned shall be entitled, subject to withholding of tax by the Company pursuant to Section 8 below, to a payment in lieu of such dividend or other distribution (which in-lieu-of payment shall be in cash to the extent the dividend or other distribution was in cash, and otherwise in such form as the Administrator shall determine) equal on a per-Share amount to the per-Share amount of the dividend or other distribution paid by the Company with respect to one Share of outstanding Stock.

8.
Certain Tax Matters. The undersigned expressly acknowledges that because the Award consists of an unfunded and unsecured promise by the Company to deliver Shares in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to the Award. The undersigned also expressly acknowledges that the undersigned (i) is subject to FICA tax upon the vesting of the Units underlying the Award and will promptly pay to the Company, upon demand, the full amount of such tax unless the Company determines instead that it will (a) hold back Shares from an award or permit a Participant to tender previously owned Shares in satisfaction of tax withholding requirements (but not in excess of the applicable minimum statutory withholding rate) or (b) withhold such tax from other payments owed to the undersigned, and (ii) will be subject to income tax and related withholding requirements with respect to the Award at such time as cash or property is delivered with respect to the Award (unless required to include amounts in income prior thereto by reason of Section 409A or otherwise). The undersigned agrees that the undersigned's rights hereunder are subject to the undersigned promptly paying to the Company in cash (or by such other means as may be acceptable to the Company in its discretion, including, as the Administrator so determines) all taxes required to be withheld in connection with the Award.

9.
Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

10.
Acceptance of Agreement. The undersigned confirms that he or she has been provided adequate opportunity to review the terms and conditions of the RSU grant awarded to him or her, including those set out in this Agreement. The undersigned understands that clicking the appropriate box, “Accept” for acceptance or “Reject” for rejection, indicates his or her irrevocable election to accept or reject, as applicable, the terms of the grant as set forth in this Agreement.

Agreed to as of the Grant Date
The foregoing Restricted Stock Unit
Award Agreement is hereby accepted:
AVAYA HOLDINGS CORP.

By /s/Roger Gaston
Roger Gaston

Appendix I
Avaya Inc.

Non-Disclosure, IP Assignment, Non-Solicitation and Other Restricted Activity Agreement
By executing the attached letter, the award recipient (the “Award Recipient”) acknowledges the importance to Avaya Inc. and its affiliates, existing now or in the future (hereinafter referred to collectively as the “Company”) of protecting its confidential information and other legitimate business interests, including without limitation the valuable trade secrets and good will that it has developed or acquired. The Award Recipient further acknowledges that the Company is engaged in a highly competitive business, that its success in the marketplace depends upon the preservation of its confidential information and industry reputation, and that obtaining agreements such as this one from its employees is reasonable. The Award Recipient undertakes the obligations in this Schedule A in consideration of the Award Recipient's initial and/or ongoing employment with the Company, the Award Recipient's opportunity to receive awards under this letter agreement, the Award Recipient's being granted access to trade secrets and other confidential information of the Company, and for other good and valuable consideration, the receipt and sufficiency of which the Award Recipient acknowledges.

1.	Loyalty and Conflicts of Interest

1.	Exclusive Duty. During his or her employment, the Award Recipient will not engage in any other business activity except as permitted by the Company's Code of Conduct.

2.
Compliance with Company Policy. The Award Recipient will comply with all policies, practices and procedures of the Company which the Company conveys to the Award Recipient, as these may be implemented and/or changed by the Company from time to time. Without limiting the generality of the foregoing, the Award Recipient acknowledges that the Company may from time to time have agreements with other Persons which impose obligations or restrictions on the Company regarding Intellectual Property, as defined below, created during the course of work under such agreements and/or regarding the confidential nature of such work. The Award Recipient will comply with and be bound by all such obligations and restrictions which the Company conveys to him or her and will take all actions necessary (to the extent within his or her power and authority) to discharge the obligations of the Company under such agreements.

2.	Confidentiality

1.
Nondisclosure and Nonuse of Confidential Information. All Confidential Information, as defined below, which the Award Recipient creates or has access to as a result of his or her employment and other associations with the Company is and shall remain the sole and exclusive property of the Company. The Award Recipient will never, directly or indirectly, use or disclose any Confidential Information, except (a) as required for the proper performance of his or her regular duties for the Company, (b) as expressly authorized in writing in advance by the Company, (c) as required by applicable law or regulation, (d) to his or her attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring his or her investment in the Company (provided they agree not to disclose such Confidential Information to others, except as authorized by this Section 2.1), (e) to any prospective purchaser of any shares from him or her (at a time when such transfer is permissible under the terms of the Management Stockholders' Agreement dated as of October 26, 2007 and other applicable agreements), so long as such prospective purchaser agrees to be bound by the provisions of this Section 2.1 and to use such Confidential Information solely for purposes of evaluating a possible investment in the Company, or (f) as may be reasonably determined by the Award Recipient to be necessary in connection with the enforcement of his or her rights in connection with this Appendix I. This restriction shall continue to apply after the termination of the Award Recipient's employment or this Appendix I, howsoever caused. The Award Recipient shall furnish prompt notice to the Company of any required disclosure of Confidential Information sought pursuant to subpoena, court order or any other legal process or requirement, and shall provide the Company a reasonable opportunity to seek protection of the Confidential Information prior to any such disclosure, to the greatest extent time and circumstances permit.

2.
Use and Return of Documents. All documents, records and files, in any media of whatever kind and description, relating to the business, present or otherwise, of the Company and any copies (including without limitation electronic), in whole or in part, thereof (the “Documents” and each individually, a “Document”), whether or not prepared by the Award Recipient, shall be the sole and exclusive property of the Company. Except as required for the proper performance of the Award Recipient's regular duties for the Company or as expressly authorized in writing in advance by the Company, the Award Recipient will not copy any Documents or remove any Documents or copies or derivatives thereof from the premises of the Company. The Award Recipient will safeguard, and return to the Company immediately upon termination of employment, and at such other times as may be specified by the Company, all Documents and other property of the Company, and all documents, records and files of its customers, subcontractors, vendors and suppliers (“Third-Party Documents” and each individually a “Third-Party Document”), as well as all other property of such customers, subcontractors, vendors and suppliers, then in the Award Recipient's possession or control. Provided, however, if a Document or Third-Party Document is on electronic media, the Award Recipient may, in lieu of surrender of the Document or Third-Party Document, provide a copy on electronic media (e.g., a properly formatted diskette) to the Company and delete and overwrite all other electronic media copies thereof. Upon request of any duly authorized officer of the Company, the Award Recipient will disclose all passwords necessary or desirable to enable the Company to obtain access to the Documents and Third-Party Documents. Notwithstanding any provision of this Section 2.2 to the contrary, the Award Recipient shall be permitted to retain copies of all Documents evidencing his or her hire, equity and other compensation rate and benefits, this Appendix I, and any other agreements between the Award Recipient and the Company that the Award Recipient has signed.

3.	Non-Solicitation and Other Restricted Activity

1.
Non-Competition. This paragraph is applicable to Vice President and higher positions as of the date of this agreement. During his or her employment the Award Recipient will not, directly or indirectly, compete with the Company, anywhere in the world, whether as an owner, partner, investor, consultant, employee or otherwise. Further, during the 12-month period immediately following the termination of the Award Recipient's employment for any reason, the Award Recipient will not work for or provide services to, in any capacity, whether as an employee, independent contractor or otherwise, whether with or without compensation, to any Material Competitor (as defined below). The foregoing shall not prevent: (i) passive ownership by the Award Recipient of no more than two percent (2%) of the equity securities of any publicly traded company; or (ii) the Award Recipient's providing services to a division or subsidiary of a multi-division entity or holding company, so long as no division or subsidiary to which the Award Recipient provides services is a Material Competitor, and the Award Recipient does not otherwise engage in competition on behalf of the multi-division entity or any competing division or subsidiary thereof.

2.	Good Will. Any and all good will which the Award Recipient develops during his or her employment with any of the customers, prospective customers, subcontractors or suppliers of the

Company shall be the sole, exclusive and permanent property of the Company, and shall continue to be such after termination of the Award Recipient's employment, howsoever caused.

3.
Non-Solicitation of Customers. During his or her employment and during the 12-month period immediately following the termination of such employment for any reason, the Award Recipient will not, directly or indirectly, (a) solicit, encourage or induce any customer of the Company to terminate or diminish in any substantial respect its relationship with the Company; or (b) seek to persuade or induce any such customer or prospective customer of the Company to conduct with anyone else any substantial business or activity which such customer or prospective customer conducts or could conduct with the Company; provided that the restrictions in (a) and (b) shall apply (i) only with respect to those Persons who are or have been a customer of the Company at any time within the immediately preceding one-year period or whose business has been solicited on behalf of the Company by any of its officers, employees or agents within said one-year period, other than by form letter, blanket mailing or published advertisement, and (ii) only if the Award Recipient has performed work for such Person during his or her employment with the Company or has been introduced to, or otherwise had contact with, such Person as a result of his or her employment or other associations with the Company or has had access to Confidential Information which would assist in the solicitation of such Person. The foregoing restrictions shall not apply to general solicitation or advertising, including through media and trade publications.

4.
Non-Solicitation/Non-Hiring of Employees and Independent Contractors. During his or her employment and for the 12-month period immediately following the termination of such employment for any reason, the Award Recipient will not, and will not assist anyone else to, (a) hire or solicit for hiring any employee of the Company or seek to persuade or induce any employee of the Company to discontinue employment with the Company, or (b) hire or engage any independent contractor providing services to the Company, or solicit, encourage or induce any independent contractor providing services to the Company to terminate or diminish in any substantial respect its relationship with the Company. For the purposes of this Appendix I, an “employee” or “independent contractor” of the Company is any person who is or was such at any time within the preceding six-month period. The foregoing restrictions shall not apply to general solicitation or advertising, including through media, trade publications and general job postings.

5.
Notice of New Address and Employment. During the 12-month period immediately following the termination of his or her employment for any reason, the Award Recipient will provide the Company with pertinent information concerning each new job or other business activity in which the Award Recipient engages or plans to engage during such 12-month period as the Company may reasonably request in order to determine the Award Recipient's continued compliance with his or her obligations under this Appendix I. The Award Recipient shall notify his or her new employer(s) of the Award Recipient's obligations under this Appendix I, and hereby consents to notification by the Company to such employer(s) concerning his or her obligations under this Appendix I. The Company shall treat any such notice and information as confidential, and will not use or disclose the information contained therein except to enforce its rights hereunder.

6.
Acknowledgement of Reasonableness; Remedies. In signing this letter agreement, the Award Recipient gives the Company assurance that the Award Recipient has carefully read and considered all the terms and conditions hereof. The Award Recipient acknowledges without reservation that each of the restraints contained herein is necessary for the reasonable and proper protection of the good will, Confidential Information and other legitimate business interests of the Company, that each and every one of those restraints is reasonable in respect to subject matter, length of time and geographic area; and that these restraints will not prevent the Award Recipient from obtaining other suitable employment during the period in which he or she is bound by them.

The Award Recipient will never assert, or permit to be asserted on the Award Recipient's behalf, in any forum, any position contrary to the foregoing. Were the Award Recipient to breach any of the provisions of this Appendix I, the harm to the Company would be irreparable. Therefore, in the event of such a breach or threatened breach, the Company shall, in addition to any other remedies available to it, have the right to obtain preliminary and permanent injunctive relief against any such breach or threatened breach without having to post bond. Without limiting the generality of the foregoing, or other forms of relief available to the Company, in the event of the Award Recipient's breach of any of the provisions of this Appendix I, the Award Recipient will forfeit any award made pursuant to the terms of this letter agreement, or if an award has already been paid, the Award Recipient will be obligated to return the proceeds of such award to the Company.

7.
In the event that any provision of this Appendix I shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law. The 12-month period of restriction set forth in Sections 3.2 and 3.3 hereof shall be tolled, and shall not run, during any period of time in which the Award Recipient is in violation of the terms thereof, in order that the Company shall have the agreed-upon temporal protection recited herein.

8.
Consent to Jurisdiction. In the event of any alleged breach of this Appendix I, the Award Recipient consents and submits to the jurisdiction of the federal and state courts in and of the State of New Jersey, and of the federal and state courts in and of the state in which the Award Recipient is then employed. The Award Recipient will accept service of process by registered or certified mail or the equivalent directed to his or her last known address on the books of the Company, or by whatever other means are permitted by such court.

9.
Limited Exception for Attorneys. Insofar as the restrictions set forth in this Section 3 prohibit the solicitation, inducement or attempt to hire a licensed attorney who is employed at the Company, they shall not apply if the Award Recipient is a licensed attorney and the restrictions contained herein are illegal, unethical or unenforceable under the laws, rules and regulations of the jurisdiction in which the Award Recipient is licensed as an attorney.

4.	Intellectual Property

1.
In signing this letter agreement, the Award Recipient hereby assigns and shall assign to the Company all of his or her right, title and interest in and to all inventions, discoveries, improvements, ideas, mask works, computer or other apparatus programs and related documentation, and other works of authorship (hereinafter each designated “Intellectual Property”), whether or not patentable, copyrightable or subject to other forms of protection, made, created, developed, written or conceived by the Award Recipient during the period of his or her employment, whether during or outside of regular working hours, either solely or jointly with another, in whole or in part, either: (a) in the course of such employment, (b) relating to the actual or anticipated business or research development of the Company, or (c) with the use of company time, material, private or proprietary information, or facilities.

2.
The Award Recipient will, without charge to the Company, but at its expense, execute a specific assignment of title to the Company and do anything else reasonably necessary to enable the Company to secure a patent, copyright or other form of protection for said Intellectual Property anywhere in the world.

3.	The Award Recipient acknowledges that the copyrights in Intellectual Property created with the scope of his or her employment belong to the Company by operation of law.

4.
The Award Recipient has provided to the Company a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by the Award Recipient prior to his or her employment with the Company, which belong to the Award Recipient and which are not assigned to the Company hereunder (collectively referred to as “Prior Inventions”); and, if no such list is provided, the Award Recipient represents and warrants that there are no such Prior Inventions.

5.	Definitions
Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section 5 and as provided elsewhere in this Appendix I. For purposes of this Appendix I, the following definitions apply:
“Affiliates” means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by management authority, contract or equity interest.
“Confidential Information” means any and all information of the Company, whether or not in writing, that is not generally known by others with whom the Company competes or does business, or with whom it plans to compete or do business, and any and all information, which, if disclosed, would assist in competition against the Company, including but not limited to (a) all proprietary information of the Company, including but not limited to the products and services, technical data, methods, processes, know-how, developments, inventions, and formulae of the Company, (b) the development, research, testing, marketing and financial activities and strategic plans of the Company, (c) the manner in which the Company operates, (d) its costs and sources of supply, (e) the identity and special needs of the customers, prospective customers and subcontractors of the Company, and (f) the people and organizations with whom the Company has business relationships and the substance of those relationships. Without limiting the generality of the foregoing, Confidential Information shall specifically include: (i) any and all product testing methodologies, product test results, research and development plans and initiatives, marketing research, plans and analyses, strategic business plans and budgets, and technology grids; (ii) any and all vendor, supplier and purchase records, including without limitation the identity of contacts at any vendor, any list of vendors or suppliers, any lists of purchase transactions and/or prices paid; and (iii) any and all customer lists and customer and sales records, including without limitation the identity of contacts at purchasers, any list of purchasers, and any list of sales transactions and/or prices charged by the Company. Confidential Information also includes any information that the Company may receive or has received from customers, subcontractors, suppliers or others, with any understanding, express or implied, that the information would not be disclosed. Notwithstanding the foregoing, Confidential Information does not include information that (A) is known or becomes known to the public in general (other than as a result of a breach of Section 2 hereof by the Award Recipient), (B) is or has been independently developed or conceived by the Award Recipient without use of the Company's Confidential Information or (C) is or has been made known or disclosed to the Award Recipient by a third party without a breach of any obligation of confidentiality such third party may have to the Company of which the Award Recipient is aware.
“Person” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company.

6.	Compliance with Other Agreements and Obligations
The Award Recipient represents and warrants that his or her employment by the Company and execution and performance of this letter agreement, including this Appendix I, will not breach or be in conflict with any other agreement to which the Award Recipient is a party or is bound, and that the

Award Recipient is not now subject to any covenants against competition or similar covenants or other obligations to third parties or to any court order, judgment or decree that would affect the performance of the Award Recipient's obligations hereunder or the Award Recipient's duties and responsibilities to the Company, except as disclosed in writing to the Company no later than the time an executed copy of this letter agreement, including this Appendix I, is returned by the Award Recipient. The Award Recipient will not disclose to or use on behalf of the Company, or induce the Company to use, any proprietary information of any previous employer or other third party without that party's consent.

7.	Entire Agreement; Severability; Modification
With respect to the subject matter of this letter agreement, this Appendix I sets forth the entire agreement between the Award Recipient and the Company, and, except as otherwise expressly set forth herein, supersedes all prior and contemporaneous communications, agreements and understandings, written or oral, regarding the same. Provided, however, this Appendix I shall not terminate or supersede any obligations the Award Recipient may have pursuant to any other agreement or under applicable law with respect to confidentiality, non-competition, non-solicitation, assignment of rights to intellectual property or the like. In the event of conflict between this Appendix I and any prior agreement between the Award Recipient and the Company with respect to the subject matter hereof relating to the Award Recipient's employment by the Company, this Appendix I shall govern. The provisions of this Appendix I are severable, and no breach of any provision of this Appendix I by the Company, or any other claimed breach of contract or violation of law, shall operate to excuse the Award Recipient's obligation to fulfill the requirements of Sections 2, 3 and 4 hereof. No deletion, addition, marking, notation or other change to the body of this Appendix I shall be of any force or effect, and this Appendix I shall be interpreted as if such change had not been made. This Appendix I may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by the Award Recipient and an expressly authorized officer of the Company. If any provision of this Appendix I should, for any reason, be held invalid or unenforceable in any respect, it shall not affect any other provisions, and shall be construed by limiting it so as to be enforceable to the maximum extent permissible by law. Provisions of this Appendix I shall survive any termination if so provided in this Appendix I or if necessary or desirable to accomplish the purpose of other surviving provisions. It is agreed and understood that no changes to the nature or scope of the Award Recipient's employment relationship with the Company shall operate to extinguish the Award Recipient's obligations hereunder or require that a new agreement concerning the subject matter of this Appendix I be executed.

8.	Assignment
Neither the Company nor the Award Recipient may make any assignment of this Appendix I or any interest in it, by operation of law or otherwise, without the prior written consent of the other; provided, however, the Company may assign its rights and obligations under this Appendix I without the Award Recipient's consent (a) in the event that the Award Recipient is transferred to a position with one of the Company's Affiliates or (b) in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into any Person or transfer to any Person all or substantially all of the business, properties or assets of the Company or any division or line of business of the Company with which the Award Recipient is at any time associated. This Appendix I shall inure to the benefit of and be binding upon the Award Recipient and the Company, and each of their respective successors, executors, administrators, heirs, representatives and permitted assigns.

9.	At-Will Employment
This Appendix I does not in any way obligate the Company to retain the Award Recipient's services for a fixed period or at a fixed level of compensation; nor does it in any way restrict the Award

Recipient's right or that of the Company to terminate the Award Recipient's employment at any time, at will, with or without notice or cause.

10.	Successors
The Award Recipient consents to be bound by the provisions of this Appendix I for the benefit of the Company, and any successor or permitted assign to whose employ the Award Recipient may be transferred, without the necessity that a new agreement concerning the subject matter or this Appendix I be re-signed at the time of such transfer.

11.	Acknowledgement of Understanding
In signing this letter agreement, the Award Recipient gives the Company assurance that the Award Recipient has read and understood all of its terms; that the Award Recipient has had a full and reasonable opportunity to consider its terms and to consult with any person of his or her choosing before signing; that the Award Recipient has not relied on any agreements or representations, express or implied, that are not set forth expressly in this letter agreement, including this Appendix I; and that the Award Recipient has signed this letter agreement knowingly and voluntarily.

LIST OF PRIOR INVENTIONS AND ORIGINAL WORKS OF AUTHORSHIP

TITLE	DATE	IDENTIFYING NUMBER OR BRIEF DESCRIPTION